Exhibit 99.1

BIONIK Laboratories’ Fiscal 2019 Financial Results Feature 229% Increase in Sales

TORONTO & BOSTON – July 2, 2019 -- BIONIK Laboratories Corp. (OTCQB:BNKL) ("BIONIK" or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, yesterday announced financial results for the fiscal year ended March 31, 2019.

Financial highlights for the fiscal year 2019 and recent weeks include:

•	Reported sales of $3,246,038, an increase of 229% compared to the reported sales of $987,431 in the prior fiscal year.

•	Increased sales of service contracts and warranties, which are building our deferred revenue base for consistent future service revenues, representing a $345,111 increase from the prior fiscal year.

•	Raised $9,326,633 in convertible indebtedness during the fiscal year, all of which was converted into shares by March 28, 2019.

•	Received $500,000 in loans and another $950,000 in convertible debt in recent weeks.

Corporate highlights for the fiscal year ended March 31, 2019 and recent weeks include:

•	Entered into a multi-year agreement with Kindred Hospital Rehabilitation Services for multiple units of the Company's InMotion™ ARM robotic system.

•	The RATULS (Robot Assisted Training for the Upper Limb after Stroke) team, utilizing the Company’s InMotion™ Robotic Therapy Systems (InMotion™ Arm, Arm/Hand and Wrist), presented the results of its clinical trial in May 2019.

•	Following CE marking of the InMotion™ Arm system, consummated the first sale of the next generation InMotion™ ARM in France.

•	Announced the commercial launch of the newest generation InMotion™ ARM/HAND robotic system for clinical rehabilitation of stroke survivors and those with mobility impairments due to neurological conditions to further address hand-related mobility issues.

•	Completed the transition to outsourcing of the production of this newest generation InMotion™ ARM/HAND robotic system, as well as the InMotion™ ARM, to our manufacturing partner Cogmedix, in Massachusetts.

•	Shipped three InMotion™ ARM therapy robots to BIONIK (China) Medical Technology Co., Ltd. as part of a joint venture entered into in 2017.

•	Continued development of an InMotion™ Home product, which is based on the same clinical concepts, clinical data and rehabilitation protocols as the professional products, and the technical development of a lower-limb assistive exoskeleton for individuals with impaired mobility.

Management Commentary

Commenting on the quarter, Dr. Eric Dusseux, M.D., BIONIK’s Chief Executive Officer, said, “We have more than tripled our revenue during the fiscal year, enabling us to continue working toward our strategic milestones. During our last quarter we posted historical record sales of $1,267,363. Multiple achievements during the year bode well for continued business success. We believe these results are indicative of our superior product offering and improved operational effectiveness and demonstrate the ultimate value we provide to clinical providers and their patients.

“The signing of a multi-year, multi-site agreement with Kindred Hospital Rehabilitation Services was a watershed event for us. Kindred is the largest Contract Management Organization in the U.S. with more than $3 billion in annual revenues. Among its nearly 2,000 locations in the U.S., there are 22 inpatient rehabilitation hospitals (stand alone), 98 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses that served 1,689 non-affiliated sites of service. We are close to completing the first phase of InMotion™ robot installations and will continue installations at the inpatient rehabilitation hospitals and potentially other rehabilitation facilities over the next three years. We hope that Kindred will be the first of many such large contracts we secure.

“We also launched our newest generation InMotion™ ARM/HAND robotic system in the fiscal year. This next-generation system offers enhanced functionality to support clinical rehabilitation of stroke survivors and those with mobility impairments due to neurological conditions by further addressing hand related mobility issues, and we are very pleased with the reception we have received.”

“The results of the RATULS (Robot Assisted Training for the Upper Limb after Stroke) study confirmed the finding of previous research studies which demonstrated that robot-assisted therapy improved upper limb impairment when compared with conventional care methods only, for stroke victims. Robotic therapy is the only therapy to statistically maintain a significant impairment advantage over conventional therapy alone at six months after treatment. The primary outcome for upper limb success was determined by Action Research Arm Test (ARAT), with four distinct success criteria that varied according to baseline severity, not used previously and developed by the RATULS trial team. With ARAT, the trial was unable to conclude that robot-assisted therapy or enhanced upper limb therapy on top of usual care resulted in improved upper limb functionality after stroke compared with usual care only provided to patients with stroke-related upper limb functional limitation. The attrition rate was also drastically reduced in patient population following either robotic therapy or enhanced upper limb therapy versus usual care only, and most of the withdrawals before 3 months in usual care were due to disappointment with treatment allocation.”

BIONIK continues to expect to achieve the following milestones during fiscal year 2020:

•	Continue to expand sales channels in North America and abroad.

•	Further develop InMotion™ robotic products to serve clinical rehabilitation providers and to provide home-based solutions for extended rehabilitation therapy and mobility enhancement.

•	Work with our commercial outsourced manufacturing partner to enhance effectiveness in order to support the expected increase in product demand and introduction of new products.

•	Increase sales of service contracts and warranties.

Financial Results

Sales for the fiscal year ended March 31, 2019 were $3,246,038, compared with $987,431 for the fiscal year ended March 31, 2018. The increase reflects the sale of 33 InMotion™ last generation commercial robots during fiscal year 2019. In addition, deferred revenue, comprised of training to be provided and extended warranties, increased to $467,778 at March 31, 2019 from $122,667 at March 31, 2018. Extended warranties and training are important and growing parts of the Company’s business.

Gross margin for the year ended March 31, 2019 was $1,615,872 or 49.8% and compared to $584,766 or 59.2% for the year ended in May 2018. The high gross margin percentages reported for the previous fiscal year are due to the cost of the units only including direct material costs required for those specific shipments. The gross margin in fiscal 2019 was reduced by 1.9% due to a $62,589 write-off of obsolete inventory for prior versions of the Company’s robots.

The Company reported a comprehensive loss for the year ended March 31, 2019 of $(10,556,601), or a loss per share of $(4.47), compared with a comprehensive loss of $(14,625,790), or a loss per share of $(21.73), for the year ended March 31, 2018. The lower loss is principally due to other expenses of $1,069,221 that decreased due to less interest expense for loans and a gain related to convertible loan valuation in the current period.

BIONIK had cash and cash equivalents of $446,779 as of March 31, 2019, compared with $507,311 as of March 31, 2018. The Company’s working capital surplus was $479,408 as of March 31, 2019, compared with a deficit of $(6,711,941) as of March 31, 2018. The working capital deficit at March 31, 2018 was related to the reclassification of unissued shares, options and warrants at fair value due to insufficient number of authorized shares totalling $5,692,853. The net working capital surplus is due to the reversal of this liability subsequent to March 31, 2018, the conversion of convertible loans into common shares as well as the increased receivables and investment in manufacturing inventory at March 31, 2019.

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and three products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Bionik Laboratories Corp.

Consolidated Balance Sheets (audited)

(Amounts expressed in US Dollars)

	As at	As at
	March 31,	March 31,
	2019	2018

	$	$
Assets
Current
Cash and cash equivalents	446,779	507,311
Accounts receivable, net of allowance for doubtful accounts of $Nil (March 31, 2018 - $19,694)	1,523,193	212,730
Prepaid expenses and other receivables	1,355,032	433,655
Inventories	405,682	237,443
Due from related parties	18,585	18,897
Total Current Assets	3,749,271	1,410,036
Equipment	192,528	159,961
Technology and other assets	4,427,722	4,706,719
Goodwill	22,308,275	22,308,275
Total Assets	30,677,796	28,584,991

Liabilities and Shareholders' Equity
Current
Accounts Payable	1,148,852	724,673
Accrued liabilities	1,653,233	1,530,305
Demand Loans	-	51,479
Deferred revenue – Contract Liabilities	467,778	122,667
Shares to be issued, stock options and warrants	-	5,692,853
Total Current Liabilities	3,269,863	8,121,977
Shareholders' Equity
Preferred Stock, par value $0.001; Authorized 10,000,000 Special Voting Preferred Stock, par value
$0.001; Authorized; Issued and outstanding - 1 (March 31, 2018 – 1)	-	-
Common Shares, par value $0.001; Authorized - 500,000,000 (March 31, 2018 – 250,000,000); Issued and outstanding 3,661,838 and 196,799 Exchangeable Shares (March 31, 2018 – 1,368,856 and 295,146 Exchangeable Shares)	3,858	1,664
Additional paid in capital	73,719,299	56,195,541
Deficit	(46,357,373)	(35,776,340)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders' Equity	27,407,933	20,463,014
Total Liabilities and Shareholders' Equity	30,677,796	28,584,991

Bionik Laboratories Corp.

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the years ended March 31, 2019 and 2018 (audited)

(Amounts expressed in U.S. Dollars)

	March 31, 2019	March 31, 2018
	$	$
Sales	3,246,038	987,431
Cost of Sales	1,630,166	402,665
Gross Margin	1,615,872	584,766

Operating expenses
Sales and marketing	2,339,359	1,989,837
Research and development	3,174,892	2,825,200
General and administrative	3,893,393	3,585,484
Share-based compensation expense	1,347,399	1,540,580
Amortization	278,997	323,905
Depreciation	69,212	89,026
Total operating expenses	11,103,252	10,354,032

Other (income) expenses
Accretion expense	3,266,918	1,937,308
Share premium	-	1,249,994
Fair Value Adjustment	(337,923)	-
Gain/Loss on mark to market re-evaluation	(2,048,697)	376,674
Other expense	262,596	1,297,205
Other income	(73,166)	(107,656)
Foreign exchange	(507)	102,999
Total other expenses	1,069,221	4,856,524
Net loss and comprehensive loss for the period	(10,556,601)	(14,625,790)

Loss per share - basic and diluted	(4.47)	(21.73)

Weighted average number of shares outstanding – basic and diluted	2,363,107	673,203

Bionik Laboratories Corp.

Consolidated Statements of Cash Flows

For the years ended March 31, 2019 and 2018 (audited)

(Amounts expressed in U.S. Dollars)

	March 31, 2019	March 31, 2018
	$	$
Operating activities
Net loss for the period	(10,556,601)	(14,625,790)
Adjustment for items not affecting cash
Depreciation	69,212	89,026
Amortization	278,997	323,905
Interest expense	255,833	1,294,005
Share based compensation expense	1,347,399	1,540,580
Shares premium	-	1,249,994
Accretion expense	3,266,918	1,937,308
Fair Value Adjustment	(337,923)	-
Gain/Loss on mark to market re-evaluation	(2,048,697)	376,674
Allowance for doubtful accounts	(19,694)	(19,694)
	(7,744,556)	(7,833,992)
Changes in non-cash working capital items
Accounts receivable	(1,290,769)	190,867
Prepaid expenses and other receivables	(921,377)	(205,608)
Due from related parties	312	(166)
Inventories	(168,239)	(9,194)
Accounts payable	424,179	(60,098)
Accrued liabilities	122,928	304,048
Customer advances	-	(120,762)
Deferred revenue	345,111	24,043
Net cash (used in) operating activities	(9,232,411)	(7,710,862)
Investing activities
Acquisition of equipment	(101,779)	(21,567)
Net cash (used in) investing activities	(101,779)	(21,567)
Financing activities
Proceeds on exercise of warrants	-	1,125,038
Proceeds from convertible loans	9,326,633	7,111,375
Repayment of Promissory notes principal	-	(200,000)
Repayment of Promissory notes interest	-	(49,505)
Repayment of Demand notes principal	(50,000)	(208,359)
Repayment of Demand notes interest	(2,975)	(79,259)
Proceeds from short-term loan	-	400,000
Repayment of short-term loan	-	(400,000)
Repayment of short-term loan interest	-	(3,200)
Net cash provided by financing activities	9,273,658	7,696,090
Net (decrease) in cash and cash equivalents for the period	(60,532)	(36,339)
Cash and cash equivalents, beginning of period	507,311	543,650
Cash and cash equivalents, end of period	446,779	507,311